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                                  EXHIBIT 10.6

                             EXECUTIVE LOAN PROGRAM

         All loans are secured by Company stock and bear interest at 7.75%. The amounts of all loans for officers shall be limited to $59,000. Loan proceeds shall be used for the purchase of Nature's Sunshine Products' common stock. Loans shall bear simple interest only. Principal and interest shall be callable upon 90 days notice or automatically due 90 days after termination from the Company.

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